Exhibit 10.14
NON-QUALIFIED STOCK OPTION AGREEMENT
THIS NON-QUALIFIED STOCK OPTION AGREEMENT (“Agreement”) is made as of ___________, 20_____, between Altisource Portfolio Solutions S.A., a Luxembourg société anonyme (together, with its subsidiaries and affiliates, the “Corporation”), and  _____, an employee of the Corporation or one of its subsidiaries (the “Employee”).
WHEREAS, the Corporation desires, by affording the Employee an opportunity to purchase shares of its common stock, par value $1.00 per share (“Stock”), to further the objectives of the Corporation’s 2009 Equity Incentive Plan (the “2009 Plan”).
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, and intending to be legally bound hereby, the parties hereto have agreed, and do hereby agree, as follows:
1. OPTION GRANT
The Corporation hereby grants to the Employee, pursuant to and subject to the 2009 Plan, the right and option (the “Options”) to purchase all or any part of an aggregate  _____  shares of common stock from the Corporation for a purchase price of $_______ per share (the “Strike Price”), on the terms and conditions set forth in this Agreement.
2. OPTION TERM
The term of the Options shall begin on the date of this Agreement and will continue for a period of ten (10) years from the date of this Agreement or, for the Performance-Based Options and Extraordinary Performance-Based Options, a period of four (4) years after the commencement of vesting, whichever is longer, except as provided in Paragraph 5 below. To the extent the Performance-Based Options or Extraordinary Performance-Based Options do not commence vesting on or before ten (10) years from the date of this Agreement, they will terminate.
3. EXERCISE OF OPTIONS
A.	Vesting Schedule
(1)
Time-Based Vesting. Subject to the provisions of Paragraphs 5 and 6 below, 25% of the Options (“Time-Based Options”) shall vest in four (4) equal annual increments, as follows. One-fourth (1/4) of the Time-Based Options shall vest on each anniversary of the date of this Agreement commencing on the first anniversary of this Agreement and continuing until all Time-Based Options are vested.

Confidential

(2)
Performance-Based Vesting. Subject to the provisions of Paragraphs 5 and 6 below, 50% of the Options (“Performance-Based Options”) shall vest in four (4) equal annual increments, as follows. One-fourth (1/4) of the Performance-Based Options shall vest on the date as of which both of the following performance criteria have been met: (x) the per share price of the Corporation’s Stock at any time from the date of this Agreement must equal or exceed two times the Strike Price and (y) investors must achieve a 20% Annualized Rate of Return from the date of this Agreement based on the Strike Price. Thereafter, one-fourth (1/4) of the Performance-Based Options shall automatically vest on each of the consecutive three (3) anniversaries of the date of such initial vesting.

(3)
Extraordinary Performance-Based Vesting. Subject to the provisions of Paragraphs 5 and 6 below, 25% of the Options (“Extraordinary Performance-Based Options”) shall vest in four (4) equal annual increments, as follows. One-fourth (1/4) of the Extraordinary Performance-Based Options shall vest on the date as of which both of the following extraordinary performance criteria have been met: (x) the per share price of the Corporation’s Stock at any time from the date of this Agreement must equal or exceed three times the Strike Price and (y) investors must achieve a 25% Annualized Rate of Return from the date of this Agreement based on the Strike Price. Thereafter, one-fourth (1/4) of the Extraordinary Performance-Based Options shall automatically vest on each of the consecutive three (3) anniversaries of the date of such initial vesting.

For the avoidance of doubt, the requisite performance and/or extraordinary performance criteria provided in clauses (x) and (y) of Paragraphs 3A (2) and (3) above, once satisfied for the initial vesting of the Performance-Based Options and/or Extraordinary Performance-Based Options, respectively, do not need to continue to be satisfied for vesting of the same on the subsequent three (3) anniversaries of such initial vesting.
B.	Accelerated Vesting
Notwithstanding the vesting schedule provided in Paragraph 3A above:
(1)
If the Employee’s employment is terminated by reason of (a) Death or Disability or (b) Retirement, then the Time-Based Options shall vest and shall become immediately exercisable in full on the date of such termination.

(2)
If the Employee’s employment is terminated by reason of Death or Disability, then the Performance-Based Options and the Extraordinary Performance-Based Options shall remain outstanding, subject to vesting only upon satisfaction of the respective criteria for the vesting of such options set forth in Paragraph 3A above. All Performance-Based Options and Extraordinary Performance-Based Options that have not vested shall expire upon Retirement.

C.	General
Upon vesting, the Options may be exercised in whole or in part at any time before the Options terminate, subject to the terms and conditions of this Agreement. In no case may the Options be exercised as to less than 50 shares at any one time (or the remaining shares then purchasable under the Options, if less than 50 shares) or for a fractional share. Except as provided in Paragraph 5 below, the Options may not be exercised unless the Employee shall, at the time of the exercise, be an employee of the Corporation. During the Employee’s lifetime, only he/she or his/her guardian or legal representative may exercise the Options. The Employee shall have none of the rights of a stockholder with respect to any of the shares of the Stock subject to the Options until such shares shall be issued in his/her name or the name of his/her designee following the exercise of the Options.

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4. METHOD OF OPTION EXERCISE
A.
Subject to the terms and conditions of this Agreement, the Options may be exercised by written notice to the Corporation at its Employee offices to the attention of the Corporate Secretary of the Corporation (the “Secretary”). Such notice shall state the election to exercise the Options, shall state the number of shares in respect of which it is being exercised (the “Purchased Shares”) and shall be signed by the person or persons so exercising the Options. Such notice shall be accompanied by (i) a personal check payable to the order of the Corporation for payment of the full purchase price of the Purchased Shares, (ii) delivery to the Corporation of the number of shares of Stock duly endorsed for transfer and owned by the Employee which have an aggregate Fair Market Value equal to the aggregate purchase price of the Purchased Shares or (iii) payment therefor made in such other manner as may be acceptable to the Corporation on such terms as may be determined by the Compensation Committee of the Board of Directors of the Corporation (the “Committee”). “Fair Market Value” shall mean the average of the high and low sales price of the Stock on the last trading day immediately prior to the date of exercise, as reported on the primary securities exchange on which the Stock is then traded (if the Stock is not then publicly traded on a securities exchange, the Compensation Committee shall determine the Fair Market Value of such Stock at its complete discretion). In addition to and at the time of payment of the purchase price, the person exercising the Options shall pay to the Corporation the full amount of any federal and state withholding or other taxes applicable to the taxable income of such person resulting from such exercise in cash unless the Committee in its sole discretion shall permit such taxes to be paid in Stock. Such payment may also be made in the form of payroll withholding, at the election of the option holder.

B.
The Corporation shall issue the shares of the said purchased shares as soon as practicable after receipt of the notice and all required payments by the person or persons exercising the Options as provided in Paragraph 4A above. Unless the person or persons exercising the Options shall otherwise direct the Corporation in writing, such shares shall be registered in the name of the person or persons so exercising the Options and shall be delivered as aforesaid to or upon the written order of the person or persons exercising the Options.

C.
In the event the Options shall be exercised, pursuant to Paragraphs 3 and 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the derivative right of such person or persons to exercise the Options.

D.
The date of exercise of the Options shall be the date on which the notice, the documents and all payments required under this Paragraph 4 are received by or arranged with the Secretary. If such notice is received after the market close, the following trading day will be considered the date of exercise. All shares that shall be purchased upon the exercise of the Options as provided herein shall be fully paid and non-assessable.

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5. TERMINATION OF OPTIONS
The Options may not be exercised to any extent after termination of the Options in one of the ways, whichever first occurs, set forth below in this Paragraph 5.
A.	The Options shall terminate upon the exercise of such Options in the manner provided in this Agreement and the 2009 Plan, whether or not the shares are ultimately delivered.
B.
Except as may otherwise be provided in Paragraph 5 C below for the earlier termination of the Options, the Options and all rights and obligations thereunder shall expire ten (10) years after the date of this Agreement, provided, however, that in the event that the applicable performance and/or extraordinary performance conditions are achieved prior to the tenth anniversary of the date of this Agreement, Performance-Based Options and Extraordinary Performance-Based Options shall terminate on the later to occur of: (1) the fourth anniversary of the date the relevant performance criteria are achieved, or (2) the tenth anniversary of the date of this Agreement. For the avoidance of doubt, the achievement of performance conditions for Performance-Based Options only will not extend the life of Extraordinary Performance-Based Options beyond the tenth anniversary of the date of this Agreement. Further for the avoidance of doubt, in the event of an employment termination described in Paragraph 5 C below, all Options shall terminate on the dates detailed in Paragraph 5 C, regardless of whether performance conditions or extraordinary performance conditions have been achieved.

C.	If, prior to exercise, expiration, surrender or cancellation of the Options, the Employee’s employment terminates:
(1)
by reason of Disability, then the Options shall terminate not later than (a) five (5) years after the date of such termination of employment or (b) the end of the Option’s term, whichever occurs first. In the event of the death of the Employee after such termination, the Options shall terminate on the earlier to occur of: (i) three (3) years after the date of the Employee’s death or (ii) the end of the Option’s term, during which period the Options may be exercised by the person or persons to whom the Employee’s rights shall pass by will or by the applicable laws of descent or distribution.

(2)
by reason of death, then the Options shall terminate three (3) years after the date of the Employee’s death, during which period the Options may be exercised at any time by the person or persons to whom the Employee’s rights shall pass by will or by the applicable laws of descent or distribution.

(3)	by reason of termination of employment by the Corporation for Cause or termination of employment by the Employee, then all Options shall terminate on such date of termination of employment.

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(4)
by reason of termination of employment by the Corporation without Cause or Retirement of the Employee, then (a) with respect to all Time Based Options, all unvested Time Based Options shall terminate on the date of such termination of employment and all vested Time Based Options shall terminated on the six (6) month anniversary of the date of such termination of employment, and (b) with respect to Performance-Based Options and Extraordinary Performance-Based Options, (i) if the respective performance criteria for such Performance-Based Options or such Extraordinary Performance Based Options have been satisfied on or prior to the ninety (90) day anniversary of the date of such termination of employment, such Performance-Based Options or Extraordinary Performance-Based Options, as applicable, shall terminate on the later of (x) the six month anniversary of the date such Option vests, or (y) the six month anniversary of the date of such termination of employment, and (ii) if the respective performance criteria for such Performance-Based Options or Extraordinary Performance-Based Options have not been satisfied on or prior to the ninety (90) day anniversary of the date of such termination of employment, such Performance-Based Options or Extraordinary Performance-Based Options, as applicable, shall terminate on the ninety (90) day anniversary of the date of termination of employment.

6. CONDITIONS UPON TERMINATION OF EMPLOYMENT
If the employment of the Employee terminates by reason of Retirement, then the rights of the Employee and the Options shall be subject to the conditions that for a period of two (2) years following the effective date of termination the Employee shall not (a) engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Corporation, (b) solicit, directly or indirectly, any employee of the Corporation to leave the employ of the Corporation for employment, hire or engagement as an independent contractor elsewhere, (c) in any way interfere with the relationship between any customer, supplier, licensee or business relation of the Corporation or (d) share, reveal or utilize any Confidential Information of the Corporation except as otherwise expressly permitted by Corporation.
In addition, the rights of the Employee to the Options shall be subject to the conditions that for a period of two (2) years he/she shall be available, unless he/she shall has since died, at reasonable times for consultations at the request of the Corporation’s management with respect to phases of the business with which he/she was actively connected during his/her employment, but such consultations shall not be required to be performed during usual vacation periods or periods of illness or other incapacity or without reasonable compensation and cost reimbursement. In the event that the above conditions are not fulfilled, the Employee shall forfeit all rights to any unexercised portion of the Options as of the date of such breach of condition. Any determination by the Board of Directors of the Corporation with regard to this Paragraph 6 shall be conclusive.

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7. ADJUSTMENT UPON CHANGES IN STOCK
If there shall be any change in the stock subject to the Options granted hereunder, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spin off of one or more subsidiaries or other change in the corporate structure, appropriate adjustments shall be made by the Board of Directors of the Corporation in its reasonable discretion (or if the Corporation is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation — with the Board of Directors of the Corporation and the surviving corporation collectively referred to in this Paragraph 7 as the “Board”) in the aggregate number and kind of shares subject to the 2009 Plan and the number and kind of shares and the price per share subject to the Options. Further, the Board shall adjust the performance conditions and extraordinary performance conditions as appropriate to avoid inequitable dilution or enlargement of award values or rights in connection with such a corporate transaction or restructuring. Without limiting the generality of the foregoing, in the event of a restructuring or transaction resulting in some or all of the Corporation’s Stock being convertible into equity of a separate company, the Board shall have the authority to replace outstanding Options with any one or more of the following: (1) adjusted options of the Corporation; (2) adjusted options on the equity of the separate company; and (3) a combination of adjusted options on the shares of both the Corporation and the separate company, all as the Board sees as equitable. In the event of any such option adjustment and/or conversion, the Board shall ensure that the aggregate value of the Employee’s outstanding Options under this Agreement is preserved through the conversion/adjustment. For the avoidance of doubt, in the event Employee remains employed with the separate company that results from a restructuring or transaction covered by this Paragraph 7, for purposes of this Agreement, he/she will be deemed to remain employed as if he/she continued employment with the Corporation such that the employment termination provisions applicable to Options shall not be invoked unless and until his/her employment with such separate company shall terminate.
8. NON-TRANSFERABILITY OF OPTIONS
The Options shall not be transferable otherwise than by will or by the applicable laws of descent and distribution. More particularly (but without limiting the generality of the foregoing), the Options may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Options contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Options, shall be null and void and without effect.
9. PAYMENT OF EXPENSES AND COMPLIANCE WITH LAWS
The Corporation shall at all times during the term of the Options reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue and/or transfer taxes with respect to the issue and/or transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto.

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10. DEFINITIONS
A.
As used herein, the term “Disability” shall mean a physical or mental impairment which, as reasonably determined by the Board, renders the Employee unable to perform the essential functions of his employment with the Corporation, even with reasonable accommodation that does not impose an undue hardship on the Corporation, for more than 180 days in any 12-month period, unless a longer period is required by federal or state law, in which case that longer period would apply.

B.
As used herein, the term “Retirement” shall mean termination (other than by reason of death or Disability) of the Employee’s employment with the Corporation or one of its subsidiaries pursuant to and in accordance with a plan or program of the Corporation or subsidiary applicable to the Employee provided, however, that for purposes of this Agreement only, the Employee must have attained the age of 60 and been an employee of the Corporation for not less than three (3) years as of the date of termination of employment by reason of Retirement.

C.
As used herein, “Confidential Information” shall mean all information relating to Corporation, including any of its subsidiaries, customers, vendors, and affiliates, of any kind whatsoever; know-how; experience; expertise; business plans; ways of doing business; business results or prospects; financial books, data and plans; pricing; supplier information and agreements; investor or lender data and information; business processes (whether or not the subject of a patent), computer software and specifications therefore; leases; and any and all agreements entered into by Corporation or its affiliates and any information contained therein; database mining and marketing; customer relationship management programs; any technical, operating, design, economic, client, customer, consultant, consumer or collector related data and information, marketing strategies or initiatives and plans which at the time or times concerned is either capable of protection as a trade secret or is considered to be of a confidential nature regardless of form. Confidential Information shall not include: (a) information which is or becomes generally available to the public other than as a result of a disclosure in breach of this Agreement, (b) information which was available on a non-confidential basis prior to the date hereof or becomes available from a person other than the Corporation who was not otherwise bound by confidentiality obligations to the Corporation and was not otherwise prohibited from disclosing the information or (c) Confidential Information which is required by law to be disclosed, in which case, Employee will provide the Corporation with notice of such obligation immediately to allow the Corporation to seek such intervention as it may deem appropriate to prevent such disclosure including and not limited to initiating legal or administrative proceedings prior to disclosure.

D.
As used herein, “Annualized Rate of Return” shall be determined as a function of the Corporation’s stock price appreciation and dividends and other distributions over the Strike Price. For this purpose, dividends and other distributions shall be deemed reinvested in stock of the Company on the date such dividends and distributions are paid to shareholders. The Compensation Committee shall make all determinations of Annualized Rate of Return under this Agreement at its sole discretion.

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E.
As used herein, “Cause” shall mean, as reasonably determined by the Board of Directors of the Corporation (excluding the Employee, if he/she is then a member of the Board) either (i) any willful or grossly negligent conduct (including but not limited to fraud or embezzlement) committed by the Employee in connection with the Employee’s employment by the Corporation which conduct in the reasonable determination of the Board has had or will have a material detrimental effect on the Corporation’s business or (ii) the Employee’s conviction of, or entering into a plea of nolo contendere to, a felony involving fraud or embezzlement, whether or not committed in the course of the Employee’s employment with the Corporation.

11. AMENDMENT
In the event that the Board of Directors of the Corporation shall amend the 2009 Plan under the provisions of Section 9 of the 2009 Plan and such amendment shall modify or otherwise affect the subject matter of this Agreement, this Agreement shall, to that extent, be deemed to be amended by such amendment to the 2009 Plan. The Corporation shall notify the Employee in writing of any such amendment to the 2009 Plan and this Agreement as soon as practicable after its approval. Notwithstanding any other provision of this Agreement or the 2009 Plan, the Employee’s Options under this Agreement may not be amended in a way that materially diminishes the value of the Options without the Employee’s consent to the amendment.
12. CONSTRUCTION
In the event of any conflict between the 2009 Plan and this Agreement, the provisions of the 2009 Plan shall control. This Agreement shall be governed in all respects by the laws of the State of Georgia. No provision of this Agreement shall limit in any way whatsoever any right that the Corporation may otherwise have to terminate the employment of the Employee at any time.
13. ENTIRE AGREEMENT
This Agreement constitutes the entire agreement between the Corporation and the Employee and supersedes all other discussions, correspondence, representations, understandings and agreements between the parties, with respect to the subject matter hereof.
14. HEADINGS
The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed a part hereof.

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ATTEST:		ALTISOURCE PORTFOLIO SOLUTIONS S.A.

By:		By:
	Kevin J. Wilcox		William B. Shepro
	Chief Administration Officer		Chief Executive Officer

EMPLOYEE

By:
Name:

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